Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-207089
333-207089-01

PROSPECTUS SUPPLEMENT NO. 3

(to Prospectus dated April 4, 2018)

INVESCO DB US DOLLAR INDEX TRUST

INVESCO DB US DOLLAR INDEX BULLISH FUND

78,200,000 Common Units of Beneficial Interest

This Prospectus Supplement No. 3 (“Supplement No. 3”) supplements and amends the Prospectus dated April 4, 2018 (the “Prospectus”).

As of June 4, 2018, the PowerShares DB US Dollar Index Bullish Fund changed its name to “Invesco DB US Dollar Index Bullish Fund.” In connection with the name change, the Fund’s CUSIP number has changed. The Fund’s new CUSIP number is 46141D203. Accordingly, the sentence under the heading CUSIP Number on page 2 of the Prospectus is hereby deleted and replaced with the following:

The Fund’s CUSIP number is 46141D203.

Supplement No. 3 should be read together with the Prospectus.

Shares of the Fund are listed on NYSE Arca, Inc. under the symbol “UUP.”

Investing in the Shares involves significant risks. See “RISK FACTORS” starting on page 14 of the Prospectus.

These securities have not been approved or disapproved by the U.S. Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the adequacy or accuracy of the Prospectus or this Prospectus Supplement No. 3. Any representation to the contrary is a criminal offense.

The Fund is not a mutual fund or any other type of investment company within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

The date of this Prospectus Supplement No. 3 is June 4, 2018.

PLEASE RETAIN THIS SUPPLEMENT FOR FUTURE REFERENCE

P-DBUUP-PRO-1-SUP-3